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                              [MAYER, BROWN & PLATT LETTERHEAD]




                                 August 28, 1996


The Board of Directors
CITATION Computer Systems, Inc.
424 South Woods Mill Road
Chesterfield, Missouri  63017

     Re:  COMMON STOCK, $.10 PAR VALUE PER SHARE

Gentlemen:

     We have acted as special counsel to CITATION Computer Systems, Inc., a Missouri corporation (the "Company"), in connection with the corporate proceedings (the "Corporate Proceedings") taken and to be taken relating to the proposed public offering by the Company and certain shareholders of the Company of up to an aggregate of 3,167,159 shares (the "Shares") of the Company's common stock, $.10 par value per share (the "Common Stock"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-2 (the "Registration Statement") relating to such shares of Common Stock. In this connection, we have examined such corporate and other records, instruments, certificates, opinions and documents as we considered necessary to enable us to express this opinion.
We have assumed without any independent verification or examination that that Company has received, or in the case of newly issued Shares, will receive, payment in full of the higher of contract price or par value with respect to such Shares. As to any other facts material to the opinions expressed herein which were not independently established or verified, we have relied upon and assumed the present and continuing truth and accuracy of those factual representations made to us by directors and officers of the Company.

     Based on the foregoing, it is our opinion that upon completion of the Corporate Proceedings, the Shares will have been duly authorized for issuance, and, when the Shares are delivered in accordance with the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement and the Corporate Proceedings, the Shares will be validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice law in the State of Illinois. To the extent our opinions in the preceding paragraph relate to the laws of the State of Missouri, we have consulted and are relying on Suelthaus & Walsh, P.C., Missouri counsel to the Company.

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August 28, 1996
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     We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters."

                              Very truly yours,



                              MAYER, BROWN AND PLATT